As filed with the Securities and Exchange Commission on July 3, 2003.
                                                        Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              ATI TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Province of Ontario                    Not Applicable
       (State or other jurisdiction              (I.R.S. Employer
            of organization)                    Identification No.)


                          1 Commerce Valley Drive East
                        Markham, Ontario, Canada L3T 7X6
                    (Address of principal executive offices)

                              ATI TECHNOLOGIES INC.
                                SHARE OPTION PLAN
                            (Full title of the Plan)


                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                     (Name and address of agent for service)

                                 (212) 894-8700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================
     Title of               Amount         Proposed Maximum      Proposed Maximum      Amount of
 Securities to be           to be         Offering Price Per        Aggregate        Registration
    Registered            Registered           Share(1)           Offering Price          Fee
--------------------------------------------------------------------------------------------------
   Common Shares          10,000,000          U.S.$10.08         U.S.$100,800,000    U.S.$8,154.72
==================================================================================================


(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on The NASDAQ Stock Market on June 30, 2003.

                                EXPLANATORY NOTE
                                ----------------

     The contents of ATI Technologies Inc.'s (the "Registrant") registration statements on Form S-8 (File Nos. 333-9576 and 333-13450) filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in their entirety.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   Plan Information.*

ITEM 2.   Registrant Information and Employee Plan Annual Information.*


---------------

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.

          The following documents previously filed with or furnished to the SEC by the Registrant are incorporated by reference in this Registration
     Statement:

     (a) Annual Report on Form 40-F for the fiscal year ended August 31, 2002, dated January 17, 2003, and filed with the SEC on January 21, 2003;

     (b)  Report of Foreign Issuer on Form 6-K dated June 25, 2003;

     (c)  Report of Foreign Issuer on Form 6-K dated March 24, 2003;

     (d)  Report of Foreign Issuer on Form 6-K dated January 24, 2003;

     (e)  Report of Foreign Issuer on Form 6-K dated January 13, 2003.

     (f)  Report of Foreign Issuer on Form 6-K dated January 6, 2003.

     (g)  Report of Foreign Issuer on Form 6-K dated December 20, 2002.

     (h)  Report of Foreign Issuer on Form 6-K dated November 18, 2002.

     (i)  Report of Foreign Issuer on Form 6-K dated September 18, 2002.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part thereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date such documents are furnished to the SEC if and to the extent expressly provided in such report.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   Description of Securities.

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

          Not applicable.

ITEM 6.   Indemnification of Directors and Officers.

          Under the Ontario Business Corporations Act (the "OBCA"), a corporation may indemnify a director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Where that action is by or on behalf of the corporation or that body corporate, the approval of the court is also required.

          In accordance with the OBCA, the By-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request, as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and the heirs and legal representatives of such a person to the extent permitted under the OBCA.

          A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant for losses as a result of claims based upon their acts or omissions as directors and officers, including liabilities under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the OBCA.

ITEM 7.   Exemption from Registration Claimed.

          Not Applicable.

ITEM 8.   Exhibits.


Exhibit
Number    Description
-------   -----------
   3.1    Articles of Incorporation of the Registrant.(1)

   3.2    By-laws of the Registrant.(1)

   5      Opinion of Gowling Lafleur Henderson LLP.

  23.1    Consent of KPMG LLP.

  23.2    Consent of Gowling Lafleur Henderson LLP (included in Exhibit 5).

  24      Powers of attorney (contained on the signature pages of this Registration Statement).


------------
(1) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-9576) as filed with the Commission on November 3, 1998.

ITEM 9.   Undertakings.

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Markham, Province of Ontario, Country of Canada, on this 30th day of June, 2003.


                          ATI TECHNOLOGIES INC.


                          By:  /s/ Terry Nickerson
                               ------------------------------------------------
                               Name:     Terry Nickerson
                               Title:    Senior Vice President, Finance and
                                         Chief Financial Officer

                               POWERS OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Terry Nickerson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

        Signature                        Title                         Date


/s/ K. Y. Ho                  Director, Chairman and Chief         June 30, 2003
--------------------------    Executive Officer (Principal)
K. Y. Ho                      Executive Officer)

/s/ Terry Nickerson           Senior Vice President, Finance       June 30, 2003
--------------------------    and Chief Financial Officer
Terry Nickerson               (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ James D. Fleck            Director                             June 30, 2003
--------------------------
James D. Fleck

/s/ Paul D. Fox               Director                             June 30, 2003
--------------------------
Paul D. Fox

/s/ Alan D. Horn              Director                             June 30, 2003
--------------------------
Alan D. Horn

/s/ Paul Russo                Director                             June 30, 2003
--------------------------
Paul Russo

/s/ Ronald Chwang             Director                             June 30, 2003
--------------------------
Ronald Chwang

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative in the United States of ATI Technologies Inc. in Canada, in the Town of Markham, Province of Ontario, on this 30th day of June, 2003.


                               ATI TECHNOLOGIES (U.S.) INC.

                                By:  /s/ K. Y. Ho
                                     -------------------------------------------
                                     Name:     K. Y. Ho
                                     Title:    Director, President and Secretary

                                  Exhibit Index


     Exhibit
     Number              Description
     3.1                 Articles of Incorporation of the Registrant.(1)

     3.2                 By-laws of the Registrant.(1)

     5                   Opinion of Gowling Lafleur Henderson LLP.

     23.1                Consent of KPMG LLP.

     23.2                Consent of Gowling Lafleur Henderson LLP (included in
                         Exhibit 5).

     24 Powers of attorney (contained on the signature pages of this Registration Statement).

------------------------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-9576) as filed with the Commission on November 3, 1998.